UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 206-272-5555

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

               Not Applicable.

(b)	Pro Forma Financial Information.

               Not Applicable.

(c)	Exhibits:

99.1	Press release of F5 Networks, Inc. announcing a public offering of 4,500,000 shares of common stock.

Item 9. Regulation FD Disclosure

On October 30, 2003, F5 Networks, Inc. announced a public offering of 4,500,000 shares of common stock. The press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2003

F5 NETWORKS, INC.

By:	/s/ John McAdam

John McAdam Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release of F5 Networks, Inc. announcing a public offering of 4,500,000 shares of common stock dated October 30, 2003.